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                                                                   Exhibit 10.36

                            EQUIPMENT LEASE AGREEMENT

     THIS EQUIPMENT LEASE AGREEMENT ("Lease Agreement") dated as of
June 30, 2005 is made by and between Clearwire Corporation, a Delaware corporation, with a principal place of business at 5808 Lake Washington Blvd NE, Suite 300, Kirkland, WA 98033 ("Lessor"), and 6311458 Canada Ltd., a Canadian federal corporation, with a principal place of business at 6th Floor, 177 Lombard Avenue, Winnipeg, MB R3B 0W5 ("Lessee").

                                  INTRODUCTION

     WHEREAS, the Lessee has agreed to issue shares to the Lessor representing fifteen percent (15%) of its total outstanding shares of capital stock (the "Shares") in partial consideration for the Lessor using commercially reasonable efforts to arrange for the execution of a roaming agreement as provided in the Agreement Regarding Roaming between the Lessee and the Lessor, dated as of the date of this Agreement;

     AND WHEREAS, the Lessor has agreed, in partial consideration for the issue of the Shares, to enter into this Lease Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Lessor and Lessee agree as follows:

                          TERMS AND CONDITIONS OF LEASE

     1. Lease Agreement.

          (a) Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment, subject to and upon the terms set forth herein. Each Equipment Order shall constitute a separate and enforceable lease incorporating all the terms of this Lease Agreement as if such terms were set forth in full in such Equipment Order. In the event that any term of any Equipment Order conflicts with or is inconsistent with any term of this Lease Agreement, the terms of this Lease Agreement shall govern.

          (b) The Equipment subject to this Lease Agreement shall have a maximum aggregate value of up to US$5,000,000, subject to adjustment under this Section 1(b). The maximum aggregate value of the Equipment that may be leased by Lessee under this Lease Agreement shall be reduced, dollar for dollar, by (a) the amount of all interest that accrues and is unpaid, from time to time, on the loan made by Fixed Wireless Holdings, LLC to Craig Wireless Nevada Inc. ("CWN") pursuant to a Loan Agreement dated September 30, 2004, unless such interest is otherwise paid in cash and/or (b) upon the election of any Purchaser Indemnified Party (as defined in the Stock Purchase Agreement), the amount payable by CWN (or its successor) and/or any Related Parties (as defined in the Stock Purchase Agreement) to such Purchaser Indemnified Party under Article 9 of the Stock Purchase Agreement unless such amount is otherwise paid in cash. For example, if accrued interest on such loan equals $100,000, then the maximum aggregate value of Equipment that may be leased under this Lease Agreement shall be reduced by such amount, and if CWN is required to pay a Purchaser Indemnified Party $100,000 under Article 9 of the Stock Purchase Agreement, the Purchaser Indemnified Party may elect to reduce the maximum aggregate value of Equipment that may be leased under this Lease Agreement by such amount. The value of the Equipment shall be determined in good faith by


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Lessor, based on the list prices at which such Equipment is sold to similarly situated purchasers of such Equipment by NextNet.

          (c) The Equipment leased under this Lease Agreement will be delivered from time to time as it is needed by Lessee for deployment in Manitoba for the MCS spectrum licenses held by Lessee. Lessee shall, upon request, provide Lessor with a rolling forecast, on a month by month basis, of Lessee's anticipated Equipment requirements. In any event, Lessor shall not be required to deliver any Equipment under this Lease Agreement without at least 180 days prior written notice to Lessor, listing specific equipment requirements and specific quantities (each, an "Equipment Order").

          (d) Lessee shall not use, or permit the use, of the Equipment anywhere other than in Manitoba, in markets in which Lessee holds MCS spectrum licenses, provided, however, that if Lessee is sold, or if all or substantially all of Lessee's assets are sold, the Equipment may be used outside of North America, provided that such use complies with applicable law (such permitted locations for use of the Equipment by Lessee, the "Permitted Territory").

     2. Limited Warranty; Disclaimer of Warranties.

          (a) Upon the delivery of the Equipment to Lessee, Lessor shall assign the limited warranty on the Equipment described on Exhibit A attached hereto from Supplier to Lessee. Such assignment by Lessor shall be without recourse. SUCH WARRANTY SHALL NOT RELEASE LESSEE FROM ITS OBLIGATION TO PERFORM ALL OBLIGATIONS HEREUNDER AND TO KEEP, MAINTAIN AND SURRENDER THE EQUIPMENT IN THE CONDITION REQUIRED BY SECTIONS 12 AND 13 HEREOF.

          (b) LESSOR MAKES NO (AND SHALL NOT BE DEEMED TO HAVE MADE ANY) WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN, OPERATION OR CONDITION OF, OR THE QUALITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP IN, THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE STATE OF TITLE THERETO OR OF ANY COMPONENT THEREOF, THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AND LESSOR HEREBY DISCLAIMS THE SAME; IT BEING UNDERSTOOD THAT THE EQUIPMENT IS LEASED TO LESSEE "AS IS" AND ALL SUCH RISKS, IF ANY, ARE TO BE BORNE BY LESSEE. NO DEFECT IN, OR UNFITNESS OF, THE EQUIPMENT, OR ANY OF THE OTHER FOREGOING MATTERS, SHALL RELIEVE LESSEE OF ANY OBLIGATION HEREUNDER. LESSEE HAS MADE THE SELECTION OF THE EQUIPMENT FROM THE SUPPLIER BASED ON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE UPON ANY STATEMENTS OR REPRESENTATIONS MADE BY LESSOR. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS, SERVICE, MAINTENANCE OR DEFECT IN THE EQUIPMENT OR THE OPERATION THEREOF. EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LESSOR EXPRESSLY SET FORTH HEREIN, IN NO EVENT SHALL LESSOR BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (WHETHER UNDER THE UCC OR OTHERWISE), INCLUDING, WITHOUT LIMITATION, ANY LOSS, COST OR DAMAGE TO LESSEE OR OTHERS ARISING FROM ANY OF THE FOREGOING MATTERS, INCLUDING, WITHOUT LIMITATION,


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DEFECTS, NEGLIGENCE, DELAYS, FAILURE OF DELIVERY OR NON-PERFORMANCE OF THE
EQUIPMENT. Lessee's execution and delivery of a Certificate of Acceptance shall be conclusive evidence as between Lessor and Lessee that the Items of Equipment described therein are in all of the foregoing respects satisfactory to Lessee, and Lessee shall not assert any claim of any nature whatsoever against Lessor based on any of the foregoing matters; provided, however, that nothing contained herein or in any Certificate of Acceptance delivered hereunder shall in any way bar, reduce or defeat any claim that Lessee may have against the Supplier or any other person (other than Lessor).

     3. Lease Agreement Not Cancelable by Lessee. LESSEE'S OBLIGATIONS HEREUNDER ARE ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES WHATSOEVER (INCLUDING WITHOUT LIMITATION THE BANKRUPTCY OF LESSOR) AND SHALL NOT BE SUBJECT TO ANY RIGHT OF SET OFF, COUNTERCLAIM, DEDUCTION, DEFENSE OR OTHER RIGHT WHICH LESSEE MAY HAVE AGAINST THE SUPPLIER, LESSOR OR ANY OTHER PARTY. LESSEE SHALL HAVE NO RIGHT TO TERMINATE (EXCEPT AS EXPRESSLY PROVIDED HEREIN) OR CANCEL THIS LEASE OR TO BE RELEASED OR DISCHARGED FROM ITS OBLIGATION HEREUNDER FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DEFECTS IN, DESTRUCTION OF, DAMAGE TO OR INTERFERENCE WITH ANY USE OF THE EQUIPMENT (FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, WAR, ACT OF GOD, STRIKE OR GOVERNMENTAL REGULATION), THE INVALIDITY, ILLEGALITY OR UNENFORCEABILITY (OR ANY ALLEGATION THEREOF) OF THIS LEASE OR ANY PROVISION HEREOF, OR ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WHETHER FORESEEN OR UNFORESEEN.

     4. Definitions. Unless the context otherwise requires, as used in this Lease Agreement, the following terms shall have the respective meanings indicated below and shall be equally applicable to both the singular and the plural forms thereof:

     "Applicable Law" shall mean all applicable Federal, state, local and foreign laws, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, licenses and permits of any Governmental Authority.

     "Authorized Signer" shall mean any officer of Lessee, set forth on an incumbency certificate (in form and substance satisfactory to Lessor) delivered by Lessee to Lessor, who is authorized and empowered to execute the Lease Documents.

     "Certificate of Acceptance" shall mean a certificate of acceptance, in form and substance satisfactory to Lessor, executed and delivered by Lessee in accordance with Section 7 hereof.

     "Default" shall mean any event or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

     "Default Rate" shall mean an annual interest rate equal to the lesser of 12% or the maximum interest rate permitted by Applicable Law.


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     "Equipment" shall mean, subject to Section 1(b), up to US$5,000,000 of
NextNet Expedience Base Stations, with the specific number of base stations to be leased under this Equipment Lease determined based on NextNet's list prices for the base stations in effect at the time of the Equipment Order, together with all replacement parts, additions and accessories incorporated therein or affixed thereto including, without limitation, any software that is a component or integral part of, or is included or used in connection with, any Item of Equipment, but with respect to such software, only to the extent of Lessor's interest therein, if any.

     "Equipment Location" shall mean, with respect to the Equipment, the initial location specified in the Equipment Order or, subject to the restrictions in
Section 1(d), such other location in the Permitted Territory as Lessee shall from time to time specify in writing to Lessor as required under Section 10 hereof.

     "Event of Default" shall have the meaning specified in Section 20 hereof.

     "Governmental Action" shall mean all authorizations, consents, approvals, waivers, filings and declarations of any Governmental Authority, including, without limitation, those environmental and operating permits required for the ownership, lease, use and operation of the Equipment.

     "Governmental Authority" shall mean any foreign, federal, state, county, municipal or other governmental authority, agency, board or court.

     "Item of Equipment" shall mean each item of the Equipment.

     "Lease Agreement," "hereof," "herein" and "hereunder" shall mean, with respect to any Equipment this Lease Agreement and the Equipment Order on which such Equipment is described, including all addenda attached thereto and made a part thereof.

     "Lease Documents" shall mean this Lease Agreement, each Equipment Order and all other documents prepared by Lessor and now or hereafter executed in connection therewith.

     "Lessor Assignee" shall have the meaning specified in Section 15 hereof.

     "Lessor Liens" means any Lien or disposition of title or interest arising as a result of (i) claims against Lessor not related to the transactions contemplated by this Lease Agreement, (ii) any act or omission of the Lessor which is not related to the transactions contemplated by this Lease Agreement or is in violation of any of the terms of this Lease Agreement, (iii) claims against the Lessor with respect to taxes or expenses against which Lessee is not required to indemnify the Lessor or (iv) claims against Lessor arising out of any transfer by Lessor of all or any portion of the its interest in the Equipment or this Lease Agreement other than pursuant to the exercise of the remedies set forth in Section 22 of this Lease Agreement.

     "Lessor Transfer" shall have the meaning specified in Section 15 hereof.

     "Liability" shall have the meaning specified in Section 22 hereof.

     "Lien" shall mean all mortgages, pledges, security interests, liens, encumbrances, claims or other charges of any kind whatsoever.


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     "Loss" shall have the meaning specified in Section 16 hereof.

     "NextNet" means NextNet Wireless, Inc.

     "Permitted Lien" means (i) the rights of Lessor as owner of the Equipment and Lessee as herein provided, (ii) Lessor Liens, (iii) Liens for taxes of Lessee (either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Equipment or any interest therein), (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of Lessee's business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue for a period of more than thirty (30) days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Equipment or any interest therein, (v) Liens arising out of any judgment or award against Lessee unless the judgment secured shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of such stay, so long as during either such 30-day period there is not any material risk of the sale, forfeiture or loss of the Equipment or any interest therein, (vi) any other Lien with respect to which Lessee shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Lessor, and (vii) Liens approved in writing by Lessor.

     "Permitted Territory" shall have the meaning specified in Section 1(d) hereof.

     "Purchase Price" shall have the meaning specified in Section 8 hereof.

     "Required Alteration" shall have the meaning specified in Section 11 hereof.

     "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement, dated September 30, 2004, by and among Craig Wireless Honolulu Inc., a Hawaii corporation, Craig Wireless Nevada Inc., a Nevada corporation, Craig Wireless Systems Inc., a Canadian federal corporation, and Fixed Wireless Holdings, LLC, a Delaware limited liability company.

     "Supplier" shall mean NextNet or its successor.

     "Term" shall have the meaning specified in Section 8 and shall include any extensions or renewals of the initial term.

     "Upgrade" shall have the meaning specified in Section 14 hereof.

     5. Supplier Not an Agent. LESSEE UNDERSTANDS AND AGREES THAT (i) NEITHER THE SUPPLIER, NOR ANY SALES REPRESENTATIVE OR OTHER AGENT OF THE SUPPLIER, IS
(1) AN AGENT OF LESSOR OR (2) AUTHORIZED TO MAKE OR WAIVE OR ALTER ANY TERM OR CONDITION OF THIS LEASE, AND (ii) NO SUCH WAIVER OR ALTERATION SHALL VARY THE TERMS OF THIS LEASE UNLESS EXPRESSLY SET FORTH HEREIN.

     6. Ordering Equipment; Export Restrictions.


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          (a) Lessee may, from time to time during the Term of this Lease
Agreement, order the Equipment, in whole and in part, from Lessor by executing and delivering an Equipment Order. Lessee may send Equipment Orders by facsimile or electronically in accordance with procedures to be established by Lessor from time to time. Upon receipt of a Equipment Order, Lessor shall promptly place an order with the Supplier for the appropriate Equipment. In the event of a conflict or inconsistency between the terms and conditions of an Equipment Order and this Lease Agreement, the terms and conditions of this Agreement shall control to the extent of the conflict or inconsistency. Lessee shall normally issue Equipment Orders 180 days in advance of expected delivery of Equipment.

          (b) Lessor shall keep Lessee reasonably informed about the likely shipping dates, and the actual shipping dates, for the Equipment ordered pursuant to this Agreement, based on information obtained by Lessor from its suppliers. Lessor shall use commercially reasonable efforts to comply with Lessee's requested delivery dates. Lessor and Lessee shall agree on shipping terms with respect to each particular Equipment Order, but Lessee shall be responsible for all shipping costs. In the absence of specific shipping instructions from Lessee that are approved by Lessor, Lessor may ship by the method it deems most advantageous.

          (c) Lessee shall inspect the Equipment upon delivery and shall advise Lessor in writing of any obvious physical defects, discrepancies, and/or shortages observed between the Equipment physically inspected and the corresponding Equipment shipment packing list provided by Lessor.

          (d) Lessor shall ship all Equipment provided pursuant to this Agreement, freight prepaid, FOB Minneapolis, Minnesota, or such other location in the continental United States as the Lessor and the Lessee may agree, at Lessee's expense. Lessee shall be responsible for all actions, costs and expenses required in connection with the delivery of Equipment to a Canadian site, including customs clearance processes, and including all customs, duty, excise and value-added taxes (including goods and services taxes). The method of shipment shall be consistent with the nature of the Equipment and hazards of transportation. Except as set forth below, Lessor shall bear all risks of loss, damage, or destruction of each Equipment, in whole or in part, ordered hereunder which occurs prior to delivery to the location identified by Lessor as provided above, and such loss, damage, or destruction shall not release Lessor from any obligation hereunder. After Equipment delivery, the risk of loss or damage occurring thereafter shall be borne by Lessee.

          (e) Lessee may change or cancel Equipment Orders, subject to the terms of this Section 6(e). If Lessee issues an Equipment Order causing a delivery delay or cancels a Equipment Order less than 30 days prior to the scheduled delivery date, Lessor may impose, and Lessee shall pay, a restocking charge. Such charges would be equal to Lessor's reasonable, actual costs of restocking.

          (f) In order to facilitate production planning by Lessor under this Lease Agreement, Lessee agrees to provide, upon request, a nonbinding, rolling 12-month forecast of Equipment requirements within 15 days of the date of this Lease Agreement. Lessee will use commercially reasonable efforts to update this nonbinding forecast on or about the 15th day of each subsequent month.


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          (g) Lessor's export of the equipment may be subject to compliance with the Export Administration Act Regulations of the Department of Commerce of the United States, as amended, and other export control law, regulations and executive orders of the United States (the "Export Controls"). Lessee shall comply with the Export Controls. Lessee shall not, directly or indirectly, export or reexport any of the Equipment, or any materials or technology relating to the Equipment, to any country, destination or person to which export or reexport of any of the Equipment is prohibited by the Export Controls without first obtaining the permission of the United States Office of Export Administration or its successor. Lessee shall be solely responsible for complying with the Export Controls and will indemnify and hold Lessor harmless from any liability or expense that may result as a failure of Lessee to comply with the Export Controls. Lessee shall execute and deliver any certification document that Lessor may request in association with Lessee's compliance with the Export Controls.

     7. Delivery and Acceptance. Upon Lessee's acceptance for lease of any Equipment delivered to Lessee and described in any Equipment Order, Lessee shall execute and deliver to Lessor a Certificate of Acceptance. Such Certificate of Acceptance shall constitute Lessee's acknowledgment that such Equipment (a) was received by Lessee, (b) is satisfactory to Lessee in all respects and is acceptable to Lessee for lease hereunder, (c) is suitable for Lessee's purposes,
(d) is in good order, repair and condition, (e) has been installed and operates properly, and (f) is subject to all of the terms of this Lease Agreement (including, without limitation, Section 2 hereof). The Supplier shall not be entitled to rely upon the Certificate of Acceptance in any manner whatsoever.

     8. Term; Purchase Option. The term of this Lease Agreement (the "Term") shall commence on the date of this Lease Agreement, and, unless earlier terminated as provided herein, shall continue for a period of five years thereafter. Lessor shall have the right to renew this Lease Agreement for up to five additional one-year terms after expiration of the initial Term. Upon expiration of the Term, including any renewal Term, Lessee shall have the right to purchase the Equipment for a purchase price of $1.00 (the "Purchase Price"). Lessee shall be deemed to have exercised its option to purchase the Equipment upon the expiration of the Term and shall upon receipt of a written demand from the Lessor, pay the Purchase Price within 30 days of receipt of such demand. If Lessee fails to pay the Purchase Price as provided in this paragraph, Lessee shall return the Equipment to Lessor after the expiry of the 30 day notice period upon the request of the Lessor.

     9. Rent. Except as provided otherwise herein, Lessee shall not be required to pay any rent for the leased Equipment during the term of the lease of such Equipment. The consideration for the Lease Agreement by Lessor is the issuance of the Shares.

     10. Location; Inspection; Labels. Upon request, the Lessee shall advise the Lessor of the location of the Equipment within the Permitted Territory from time to time. Except in connection with maintenance and repair, the Equipment shall not removed from the Permitted Territory. Upon reasonable notice and at its own risk and expense, Lessor shall have the right to enter upon the Equipment Location and inspect the Equipment at any reasonable time; provided that such inspection shall not interfere with Lessee's operation or quiet enjoyment of the Equipment. At Lessor's request, Lessee shall affix permanent labels stating that the Equipment is owned by Lessor in a prominent place on the Equipment and shall keep such labels in good repair and condition.


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     11. Use; Alterations. Lessee shall use the Equipment lawfully and only in the manner for which it was designed and intended. Lessee shall comply with all Applicable Law. Lessee shall immediately notify Lessor in writing of any existing or threatened investigation, claim or action by any Governmental Authority in connection with any Applicable Law or Governmental Action that could adversely affect the Equipment or this Lease Agreement. Lessee, at its own expense, shall make such alterations, additions or modifications or improvements (each, a "Required Alteration") to the Equipment as may be required from time to time to meet the requirements of Applicable Law or Governmental Action. All such Required Alterations shall immediately, and without further act, be deemed to constitute Items of Equipment and be fully subject to this Lease Agreement as if originally leased hereunder. Lessee, at its own expense, may from time to time add further parts or accessories and make such alterations and modifications in and additions to the Equipment as Lessee may deem desirable in the proper conduct of its business, including, without limitation, removal of parts which Lessee has determined in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on the Equipment (such parts, "Obsolete Parts"); provided that no such alteration, modification, removal or addition impairs the condition of the Equipment or diminishes the value, utility or remaining useful life of the Equipment below the value, utility or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming the Equipment was then in the condition required to be maintained by the terms of this Lease Agreement.

     12. Repairs and Maintenance. Lessee, at Lessee's own cost and expense, shall keep the Equipment in good repair, good operating condition and working order, in a manner that will not cause the loss of any Supplier's or other manufacturers' warranties, and in accordance with Supplier's recommendations and Lessee's standard practices (but with respect to the latter, in no event less than industry practices). Lessee, at its own cost and expense and within a reasonable period of time, shall replace any part of any Item of Equipment that becomes unfit or unavailable for use from any cause, with a replacement part of not less than the value, remaining useful life and utility as the replaced part immediately preceding the replacement (assuming that such replaced part was in the condition required by this Lease Agreement). Such replacement part shall immediately, and without further act, be deemed to constitute an Item of Equipment and be fully subject to this Lease Agreement as if originally leased hereunder, and shall be free and clear of all Liens.

     13. Return of Equipment. Upon the expiration or earlier termination of this Lease Agreement, Lessee, at its sole expense, shall assemble and return the Equipment to Lessor by delivering such Equipment to a location in the Permitted Territory specified by Lessor. Lessee agrees that the Equipment, when returned, shall be in the condition required by Section 12 hereof. All components of the Equipment shall have been properly serviced. If any Item of Equipment fails to meet the standards set forth above, Lessee agrees to pay on demand all costs and expenses incurred in connection with repairing such Item of Equipment and restoring it so as to meet such standards.

     14. Equipment Upgrades/Attachments. In addition to the requirements of
Section 11 hereof, Lessee, at its own expense, may from time to time add or install upgrades or attachments (each an "Upgrade") to the Equipment during the Term; provided, that such Upgrades do not materially adversely affect productive capacity, utility to any potential operator in any country or remaining useful life of the Equipment. Any such Upgrades which can be removed without causing unrepaired damage to or adversely affecting the condition of the Equipment, or reducing


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the utility or remaining useful life of the Equipment shall remain the property of Lessee; and upon the expiration or earlier termination of this Lease Agreement and provided that no Event of Default exists, Lessee may, at its option, remove any such Upgrades and, upon such removal, shall restore the Equipment to the condition required hereunder.

     15. Sublease and Assignment.

          (a) EXCEPT AS SET FORTH BELOW, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, LESSEE SHALL NOT (i) ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS LEASE, THE EQUIPMENT OR ANY INTEREST THEREIN, OR (ii) SUBLET OR LEND THE EQUIPMENT TO, OR PERMIT THE EQUIPMENT TO BE USED BY, ANYONE OTHER THAN LESSEE. NOTWITHSTANDING THE FOREGOING, LESSEE MAY PLEDGE OR HYPOTHECATE THIS LEASE TO SECURE OBLIGATIONS ARISING OUT OF LOANS MADE TO LESSEE BY BONA FIDE THIRD PARTY LENDERS; PROVIDED, THAT THE PROCEEDS OF ANY SUCH LOANS ARE USED EXCLUSIVELY BY LESSEE IN CONNECTION WITH ITS BUSINESS OPERATIONS. ANY ASSIGNEE, TRANSFEREE, PLEDGEE OR PERSON TO WHOM LESSEE HYPOTHECATES, LENDS, SUBLETS THE EQUIPMENT MUST AGREE TO BE BOUND BY THIS LEASE.

          (b) Lessor, at any time subsequent to the delivery of the Equipment to the Lessee, with or without notice to Lessee, may sell, transfer, assign and/or grant a security interest, in all or any part of Lessor's interest in this Lease Agreement, any Equipment Order or any Item of Equipment (each, a "Lessor Transfer"), provided that no such Lessor Transfer will materially increase Lessee's burdens or risks hereunder. Prior to the delivery of the Equipment to the Lessee, Lessor shall be permitted to make a Lessor Transfer only to its affiliates or affiliates of NextNet. In the event of a Lessor Transfer, any purchaser, transferee, assignee or secured party (each a "Lessor Assignee") shall have and may exercise all of Lessor's rights hereunder with respect to the items to which any such Lessor Transfer relates. Lessor acknowledges that no such sale, transfer, assignment and/or security interest will materially change Lessee's duties hereunder or materially increase its burdens or risks hereunder. Lessee agrees that upon written notice to Lessee of any such sale, transfer, assignment and/or security interest, Lessee shall acknowledge receipt thereof in writing and shall comply with the directions and demands of any such Lessor Assignee.

     16. Risk of Loss; Damage to Equipment. Lessee shall bear the risk of loss (including without limitation, theft, destruction, failure of Lessee to repair or maintain in accordance with Section 12 hereof, disappearance of or damage to any and all Items of Equipment ("Loss") from any cause whatsoever), whether or not insured against, during the Term hereof. Notwithstanding the foregoing, in the event of a Loss, each of Lessor and Lessee shall be relieved of its obligations under this Lease Agreement with respect to the Items of Equipment which are the subject of the Loss.

     17. General Tax Indemnification. Lessee shall pay when due and shall indemnify and hold Lessor harmless from and against (on an after-tax basis) any and all taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature arising out of or related to this Lease Agreement, together with interest and penalties thereon and including, without limitation, sales, use, gross receipts, personal property, real property, real estate excise,


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ad valorem, business and occupational, franchise, value added, leasing, leasing use, documentary, stamp or other taxes (collectively, a "Tax") imposed upon or against Lessor, any Lessor Assignee (but not a greater amount than if no assignment by Lessor had occurred), Lessee or any Item of Equipment by any Governmental Authority with respect to any Item of Equipment or the manufacturing, ordering, sale, purchase, shipment, delivery, acceptance or rejection, ownership, titling, registration, leasing, subleasing, possession, use, operation, removal, return or other dispossession thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease Agreement, excepting only all foreign, Federal, state and local taxes on or measured by Lessor's net income (other than income tax prior to the termination of this Lease Agreement resulting from making any alterations, improvements, modifications, additions, upgrades, attachments, replacements or substitutions by Lessee). Whenever this Lease Agreement terminates as to any Item of Equipment, Lessee shall, upon written request by Lessor, advance to Lessor the estimated amount of the personal property or other taxes on said item which are not yet payable, but for which Lessee is responsible.

     18. Delinquent Payments. If Lessee fails to pay any sums under this Lease Agreement on or before the date when the same becomes due, Lessee shall pay to Lessor interest on such amount at the Default Rate. Such interest shall be payable by Lessee upon demand by Lessor and shall be deemed rent hereunder. In no event shall such late charge exceed the maximum amount permitted under Applicable Law.

     19. Personal Property; Liens. Lessor and Lessee hereby agree that the Equipment is, and shall at all times remain, personal property notwithstanding the fact that any Item of Equipment may now be, or hereafter become, in any manner affixed or attached to real property or any improvements thereon. Lessee shall at all times keep the Equipment free and clear from all Liens other than Permitted Liens. Lessee shall (i) give Lessor immediate written notice of any such Lien, (ii) promptly, at Lessee's sole cost and expense, take such action as may be necessary to discharge any such Lien, and (iii) indemnify and hold Lessor, on an after-tax basis, harmless from and against any loss or damage caused by any such Lien.

     20. Events of Default; Remedies.

          (a) As used herein, the term "Event of Default" shall mean any of the following events: (1) Lessee violates or fails to perform any provision of this Lease Agreement and such violation or failure is not cured within thirty (30) days after written notice by Lessor; or (2) Lessee violates or fails to perform any covenant or representation made by Lessee herein and such violation or failure is not cured within thirty (30) days after written notice by Lessor. An Event of Default with respect to any Equipment Order hereunder shall, at Lessor's option, constitute an Event of Default for all Equipment Orders hereunder and any other agreements between Lessor and Lessee.

          (b) Upon the occurrence of an Event of Default, Lessor may do one or more of the following as Lessor in its sole discretion shall elect: (1) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease Agreement or to recover damages for the breach thereof; (2) sell any Item of Equipment at public or private sale; (3) hold, keep idle or lease to others any Item of Equipment as Lessor in its sole discretion may determine; (4) by notice in writing to Lessee, cancel or terminate this Lease Agreement, without prejudice to any other remedies hereunder;

(5) demand that Lessee, and Lessee shall, upon written demand of Lessor and at Lessee's expense forthwith return all Items of Equipment to Lessor in the manner and condition required by Section 13 hereof; (6) enter upon the premises of Lessee or other premises where any Item of Equipment may be located and, without notice to Lessee and with or without legal process, take possession of and remove all or any such Items of Equipment without liability to Lessor by reason of such entry or taking possession, and without such action constituting a cancellation or termination of this Lease Agreement unless Lessor notifies Lessee in writing to such effect; (7) cause Lessee, at its expense, to promptly assemble any and all Items of Equipment and return the same to Lessor at such place as Lessor may designate in writing; and (8) exercise any other right or remedy available to Lessor under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease Agreement. In addition, Lessee shall be liable, except as otherwise provided above, for reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto. If an Event of Default occurs, Lessee hereby agrees that ten (10) days prior notice to Lessee of (A) any public sale or (B) the time after which a private sale may be negotiated shall be conclusively deemed reasonable and, to the extent permitted by Applicable Law, Lessee waives all rights and defenses with respect to such disposition of the Equipment. None of Lessor's rights or remedies hereunder are intended to be exclusive of, but each shall be cumulative and in addition to any other right or remedy referred to hereunder or otherwise available to Lessor at law or in equity, and no express or implied waiver by Lessor of any Event of Default shall constitute a waiver of any other Event of Default or a waiver of any of Lessor's rights.

     21. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise), as evidenced by written receipt or other written proof of delivery (which may be a printout of the tracking information of a courier service that made such delivery), or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address which either Party may from time to time specify):

          If to Lessee:

          -
          6th Floor, 177 Lombard Avenue
          Winnipeg, Manitoba
          R3B 0W5
          Attention: Boyd Craig
          Facsimile: 204-957-7408

          With a copy to:

          Aikins, MacAulay & Thorvaldson LLP
          30th Floor, 360 Main Street
          Winnipeg, Manitoba R3C 4G1
          Attention: Michael Guttormson
          Facsimile: 204-957-0840

          If to Lessor:

          Clearwire Corporation
          5808 Lake Washington Blvd NE, Suite 300
          Kirkland, WA 98033
          Attention: Benjamin G. Wolff
          Facsimile: (425) 828.8061

          With a copy to:

          Davis Wright Tremaine LLP
          1501 Fourth Avenue
          2600 Century Square
          Seattle, WA 98101
          Attention: Julie A. Weston, Esq.
          Facsimile: (206) 628-7699

     22. General Indemnification.

          (a) Subject to Section 22(b), Lessee shall pay, and shall indemnify and hold Lessor harmless on an after-tax basis from and against, any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys' fees), obligations, liabilities, demands and judgments, and Liens, of any nature whatsoever (collectively, a "Liability") arising out of: (i) the Lease Documents, (ii) the ownership, selection, acceptance, rejection, possession, lease, sublease, operation, use, maintenance, documenting, inspection, control, loss, damage, destruction, removal, storage, surrender, sale, use, condition, delivery, nondelivery, return or other disposition of or any other matter relating to any Item of Equipment or any part or portion thereof and any and all Liabilities in any way relating to or arising out of injury to persons, properties or the environment or any and all Liabilities based on strict liability in tort, negligence, breach of warranties or violations of any regulatory law or requirement, (iii) a failure to comply fully with Applicable Law and (iv) Lessee's failure to perform any covenant, or Lessee's breach of any representation or warranty, hereunder; provided, that the foregoing indemnity shall not extend to the Liabilities to the extent related to any Tax, the gross negligence or willful misconduct of Lessor or its affiliates or any assignment of this Lease Agreement by Lessor or the breach by Lessor of any covenant or agreement in this Lease Agreement. Lessee shall promptly deliver to Lessor (y) copies of any documents received from any agency of the federal government of the United States or any state, county or municipal environmental or health agency and (z) copies of any documents submitted by Lessee or any of its subsidiaries to any agency of the federal government of the United States or to any state, county or municipal environmental or health agency concerning the Equipment or its operation.

          (b) If a claim is made against Lessor involving one or more Liabilities and Lessor has notice thereof, Lessor shall promptly after receiving such notice give notice of such claim to Lessee; provided, that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder, except to the extent Lessee is prejudiced as a result of such failure to give such notice in a timely fashion, or such failure results in an increase in the Liabilities payable hereunder, but only to the extent Lessee is so prejudiced or to the extent of such increase, as applicable, and no payment by Lessee to Lessor pursuant to this Section 22(b) shall be deemed to constitute a waiver or release of any right or remedy which Lessee may have against Lessor for any actual damages as a result of the failure by Lessor to give Lessee such notice. Lessee shall be entitled, at its sole cost and expense (and acting through counsel reasonably acceptable to Lessor),

                    (A) in any judicial or administrative proceeding that
               involves solely a claim for one or more Liabilities, to assume responsibility for and control thereof;

                    (B) in any judicial or administrative proceeding involving a claim for one or more Liabilities and other claims related or unrelated to the transactions contemplated by this Lease Agreement, to assume responsibility for and control of such claim for Liabilities to the extent that the same may be and is severed from such other claims (and Lessor shall use reasonable efforts to obtain such severance), and

                    (C) in any other case, to be consulted by Lessor with
               respect to judicial proceedings subject to the control of Lessor and to be allowed, at Lessee's sole expense, to participate therein.

          (c) Lessor shall supply Lessee with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 22. Except during the continuance of an Event of Default, Lessor shall not (unless Lessor waives its right to be indemnified with respect to such Liability under this
Section 22) enter into a settlement or other compromise with respect to any Liability without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed. Upon payment of any Liability pursuant to this Section 22, and provided no Event of Default is then continuing, Lessee, without any further action, shall be subrogated to any claims Lessor may have relating thereto. Lessor, at Lessee's expense, agrees to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee. In the event that Lessee shall have paid an amount to Lessor pursuant to this Section 22, and Lessor subsequently shall be reimbursed in respect of such indemnified amount together with such other amounts, if any, relating to costs (including legal fees) incurred by Lessee related thereto from any other person (other than an insurance policy maintained by Lessor or its affiliates), Lessor shall, so long as no Event of Default has occurred and is continuing, promptly pay Lessee, but not before Lessee shall have made all payments then due to Lessor pursuant to this Section 22 and all other payments then due under this Lease Agreement, an amount equal to the sum of (I) the amount of such reimbursement, including interest received attributable thereto, net of Taxes required to be paid by Lessor as a result of any refund received and (II) any Tax savings realized by Lessor as a result of any payment by Lessor made pursuant to this sentence; provided, that Lessor shall not be obligated to pay any such amount to the extent that such amount would exceed
(i) the aggregate amount of all prior payments by Lessee to Lessor under this
Section 22 in respect of such reimbursement (including any amount necessary for such payments to be on an after-tax basis) plus interest received and such other amounts, if any, relating to costs (including legal fees) incurred by Lessee related thereto and for which Lessor shall have been reimbursed less (ii) the aggregate amount of all prior payments by Lessor to Lessee pursuant to this
Section 22 in respect of such reimbursement.

     23. Severability; Captions. Any provision of this Lease Agreement or any Equipment Order that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof.

     24. Lessor's Expense. Lessee shall pay all costs and expenses of Lessor, including, without limitation, reasonable attorneys' and other professional fees and the fees of any collection agencies, incurred by Lessor following an Event of Default in enforcing any of the terms, conditions or provisions hereof.

     25. Representations and Warranties of Lessee. Lessee represents and warrants that: (a) its is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) the Lease Documents, when entered into, will constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally and by general principles of equity, whether considered in a proceeding at law or in equity, and except, in the case of the Lease Agreement, as limited by applicable laws which may affect the remedies provided in the Lease Agreement; (c) there are no actions or proceedings to which Lessee is a party, and there are no other threatened actions or proceedings of which Lessee has knowledge, before any Governmental Authority, which, either individually or in the aggregate, would adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations hereunder; (d) Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would have the same such effect; (e) Lessee does not conduct business under a trade, assumed or fictitious name; and (f) except as previously disclosed in writing to Lessor, neither Lessee nor any of its officers or directors has, directly or indirectly, any financial interest in the Supplier.

     26. Lessee's Waivers. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE (a) WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY SECTIONS 2A-508 THROUGH 2A-522 OF THE UNIFORM COMMERCIAL CODE AND (b) ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO SETOFF OR DEDUCT ALL OR ANY PART OF ANY CLAIMED DAMAGES RESULTING FROM LESSOR'S DEFAULT, IF ANY, UNDER THIS LEASE.

     27. Security Filings. LESSEE HEREBY APPOINTS LESSOR OR ITS ASSIGNEE AS ITS TRUE AND LAWFUL ATTORNEY IN FACT, IRREVOCABLY AND COUPLED WITH AN INTEREST, TO EXECUTE AND FILE ON BEHALF OF LESSEE ALL UCC FINANCING STATEMENTS AND ANY FILINGS UNDER THE CANADIAN PERSONAL PROPERTY SECURITY ACT OF A SIMILAR NATURE WHICH IN LESSOR'S SOLE DISCRETION ARE DEEMED NECESSARY OR PROPER TO SECURE LESSOR'S INTEREST IN THE EQUIPMENT IN ALL APPLICABLE JURISDICTIONS. Lessee hereby ratifies, to the extent permitted by law, all that Lessor shall lawfully and in good faith do or cause to be done by reason of and in compliance with this paragraph.

     28. Miscellaneous. Time is of the essence with respect to this Lease Agreement. ANY FAILURE OF LESSOR TO REQUIRE STRICT PERFORMANCE BY LESSEE OR ANY WAIVER BY LESSOR OF ANY PROVISION HEREIN SHALL NOT BE CONSTRUED AS A CONSENT OR WAIVER OF ANY PROVISION OF THIS LEASE. This Lease Agreement and each Equipment Order shall be binding upon, and inure to the benefit of, the parties hereto, their permitted successors and assigns. The Lease Documents shall be executed on Lessee's behalf by an Authorized Signer of Lessee. THIS LEASE IS BEING DELIVERED IN THE STATE OF WASHINGTON AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF WASHINGTON OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF WASHINGTON. Lessor and Lessee hereby each submit to the exclusive jurisdiction of the State and Federal courts located in King County, Washington, United States of America, except to the extent that temporary injunctive or comparable relief is sought in Canada under Canadian law.

     29. Jury Trial Waiver. LESSOR AND LESSEE HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THE LEASE, THE LEASE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION OR PROCEEDING TO WHICH LESSOR OR LESSEE MAY BE PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. LESSEE AND LESSOR AGREE THAT THEIR RESPECTIVE RIGHT TO JURY TRIAL IS WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY, OF THIS AGREEMENT OR THE OTHER LEASE DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY LESSOR AND LESSEE WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LEASE AND THE LEASE DOCUMENTS.

     30. Survival. Lessee's obligations under Section 1(d), 22, 28 and 29 shall survive the expiration of the Term until such obligations are terminated in writing by Lessor.

     31. Entire Agreement. This Lease Agreement, together with all other Lease Documents constitute the entire understanding or agreement between Lessor and Lessee and their affiliates with respect to the leasing of the Equipment, and there is no understanding or agreement, oral or written, which is not set forth herein or therein. Neither this Lease Agreement nor any Equipment Order may be amended except by a writing signed by Lessor and Lessee.

     32. Execution in Counterparts. This Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Agreement as of the day and year first above written.

Lessor:                                 Lessee:

Clearwire Corporation,                  6311458 Canada Ltd.,
a Delaware corporation                  a Canadian federal corporation


By /s/ Ben Wolff                        By /s/ Boyd Craig
   ----------------------------------      -------------------------------------
Name: Ben Wolff                         Name: Boyd Craig
      -------------------------------         ----------------------------------
Title: Executive Vice President         Title: President
       ------------------------------          ---------------------------------

                                    EXHIBIT A

                                NEXTNET WARRANTY

GENERAL WARRANTIES: NextNet warrants that any components of the Equipment manufactured by NextNet with defects caused by faulty materials and/or workmanship will be repaired or replaced at NextNet's option, if such defective component is returned to NextNet at any time during the corresponding time period set forth below:

COMPONENT       TERM OF WARRANTY COVERAGE
---------       -------------------------
Base Stations   2 years from ship date

REMEDIES AND DAMAGES: If repair is not possible or economical for NextNet, NextNet has the choice to refund the purchase price of these goods or to deliver new or refurbished goods. Replacement goods will provided with a full warranty as appropriate for new goods. NextNet's liability shall be strictly limited to replacing, repairing or issuing credits at its option for any goods returned within the stated term of warranty coverage for such component. NextNet shall not be liable for incidental or consequential damages including, but not limited to costs of removal and reinstallation of goods, loss of goodwill, and loss of profits or use. Any components manufactured by a third party vendor shall be entitled to any warranty coverage provided by such third party vendor and will be subject to any limitations provided in such third party warranty coverage. If the requirements set forth above and described in these warranty provisions are not complied with, NextNet's warranty shall not apply and NextNet shall be discharged from all liability arising from the supply of defective goods.

EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEXTNET MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS OF THE GOODS FOR ANY PARTICULAR PURPOSE, OR NONINFRINGEMENT, AND NEXTNET HEREBY DISCLAIMS THE SAME.

THE FOREGOING STATES NEXTNET'S SOLE AND EXCLUSIVE OBLIGATION TO CUSTOMER, AND CUSTOMER'S SOLE REMEDY, WITH RESPECT TO PRODUCT DEFECTS OR INFRINGEMENT CLAIMS OF ANY KIND.

WARRANTY CLAIMS: NextNet shall not incur any liability under the above warranty provisions unless:

a) NextNet is promptly notified in writing upon discovery by Customer that such components do not conform to the warranty, and the appropriate invoice number and date of purchase information is supplied;

b)   The alleged defective components are returned to NextNet carriage pre-paid

     (NextNet will return repaired or replaced components to Customer carriage pre-paid); and

c) Examination by NextNet of the components confirms that the alleged defect exists and has not been caused by misuse, neglect, method of storage, faulty installation, handling, or by alteration or accident.

VARIATION OF TERMS: NextNet reserves the right to vary the terms and conditions of these warranty provisions at any time. Any changes in warranty policy will be communicated to customers, and will not apply to products already purchased.